                                                                 Exhibit 10.25


                         FOURTH AMENDMENT OF LEASE

     THIS AMENDMENT, made and entered into as of May 22, 1996, by and between WEST VALLEY BUSINESS TRUST ("Landlord") and INFONAUTICS CORPORATION, a Pennsylvania corporation ("Tenant").

     WHEREAS, by lease dated June, 1994, as amended January, 1995, June 30, 1995, and November 13, 1995 (the "Lease"), Landlord leased to Tenant and Tenant leased from Landlord portions of buildings 900, 1000 and 1100 located at 900 West Valley Road, Wayne, Pennsylvania;

     WHEREAS, the parties desire to amend the Lease to provide for conduit access for telecommunication services to the Demised Premises at the request of and for the benefit of Tenant.

     NOW THEREFORE, in consideration of the sum of $1.00, in hand well and truly paid, and other good and valuable consideration, the receipt of which is hereby acknowledged, and in further consideration of the mutual premises and convenants herein contained, the parties, intending to be legally bound, agree:

          1. Landlord shall enter into the Utility Access Agreement with Metropolitan Fiber Systems of Philadelphia, Inc. (the "Access Agreement"), in substantially the form attached to this Amendment.

          2. Any costs or expense incurred by Landlord with respect to the Access Agreement not promptly paid by the licensee under the Access Agreement shall be paid by Tenant to Landlord as additional rent under the Lease.

          3. Tenant shall indemnify and hold Landlord harmless from any cost or expense, including but not limited to reasonable attorneys fees, arising in connection with the Access Agreement.

          4. Except as modified herein, all terms and conditions of the Lease, including but not limited to provisions providing for confession of judgment, shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals on the date first above mentioned.

                                       LANDLORD:

                                           WEST VALLEY BUSINESS TRUST

                                           By:  /s/ Robert W. Zwengler
                                              -----------------------
                                           an officer and not individually



                                       TENANT

                                           INFONAUTICS CORPORATION, a
                                           Pennsylvania corporation

                                           By:  /s/ Ronald A. Berg
                                              -----------------------
                                              Name:  Ronald A. Berg
                                              Title: Vice President-Finance

                                           Attest:
                                                  -------------------
                                                    [Corporate Seal]

                              UTILITY ACCESS AGREEMENT


     This Utility Access Agreement for public utility telecommunications services (the "Agreement") is made as of May 22, 1996, between WEST VALLEY BUSINESS TRUST, its successors and assigns, with an office in care of Fox Realty Company at 1325 Morris Drive, Wayne, PA 19087 ("Licensor"), and METROPOLITAN FIBER SYSTEMS OF PHILADELPHIA, INC., a Delaware Corporation (a public utility certified and regulated by the State of Delaware and regulated by the Federal Communications Commission), its successors and assigns, with an office at 1601 Market Street, Suite 2200, Philadelphia, Pennsylvania, 19103 ("Licensee").

     WHEREAS, Licensor recognizes that Infonautics Corporation has requested that Licensee provide public utility telecommunications services to premises located in Buildings 900 and 1100 (the "Buildings") located at 900 West Valley Drive, leased by Infonautics Corporation from Licensor pursuant to a lease entered into with Licensor dated June, 1994, as amended ("the Lease"):

     WHEREAS, a portion of the ground between the Buildings and the MFS Backbone is owned by Licensor (the "Property").

     NOW THEREFORE, in consideration of the mutual covenants herein expressed and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Licensee and Licensor hereby covenant and agree as follows:

     1.   LICENSEE

          a. Following notice to and approval of Licensor, as set forth in Paragraph 3, Licensee shall have a license to cross the Property over the route designated on the plan attached hereto as Exhibit "A" (the "Plan") to gain access to the Buildings and the right to construct, where necessary and at its expense, conduit facilities in accordance with the Plan ("the Conduit"), associated with providing public utility telecommunications services (the "License").

          b. The License granted herein is not exclusive. Licensor hereby reserves the right to grant, renew or extend similar licenses to others.

          c. Nothing contained herein shall be constructed as a representation or warranty to Licensee that Licensor is the owner of all of the land over which the Conduit is routed as depicted on the Plans or granting to Licensee any property or ownership rights in the Property or the Buildings or as creating a partnership or joint venture between Licensor and Licensee.

          negligence or willful misconduct. At the termination of this Agreement, any conduit not removed within sixty (60) days after the expiration of this Agreement shall be deemed the property of the Licensor; provided, however, that Licensor may at its election remove the Conduit at Licensee's sole cost.

     6. ACCESS - Licensor shall provide Licensee access to the Property twenty-four (24) hours a day, seven (7) days a week, three hundred sixty-five (365) days a year, so that Licensee may perform installation, operation, maintenance, replacement and repair functions all in accordance with Licensor's rules and regulations. Access to the Buildings is subject to the rights of Infonautics Corporation, with whom the Licensee shall make its own arrangements.

     7. TERM - The term of the License shall be co-terminus with the Infonautics Lease, provided that Licensor may terminate this License pursuant to Section 13.

     8. INDEMNIFICATION - Licensee shall indemnify, exonerate and hold Licensor, its principals, officers, directors, agents, employees and servants harmless from and against any loss, cost, damage and expense of whatever kind (with the exception of special, consequential and incidental damages) arising directly or indirectly from the construction, operation, maintenance and repair of Licensee's Conduit or from Licensee's breach of this Agreement, including, but not limited to, reasonable attorney's fees and court costs, except to the extent such loss, damage, cost or expense is due to the gross negligence or willful misconduct of Licensor or its employees, agents or invitees. The provisions of this Section 8 shall survive termination of this Agreement.

     9.   INSURANCE

          a. Licensee shall maintain such insurance, including through a blanket policy as will fully protect both Licensee and Licensor from any and all claims by employees of Licensee under the workmen's compensation act or employers' liability laws, including any employers' disability insurance laws, and from any and all other claims of whatsoever kind or nature for any and all damage to property or for personal injury, including death, to anyone whomsoever, that may arise from operations in connection with the performance of their services in the Building by Licensee or by anyone directly or indirectly engaged or employed by Licensee. Licensee shall provide Licensor with certificates evidencing the required coverage before Licensee begins any construction work on the Property or in the Buildings. Such policies shall provide that Licensee shall be notified by Licensee's insurance company not less than 30 days in advance of cancellation.

          b. Licensee's General Liability insurance shall be a combined single limit of $2,000,000. This policy limit requirement may be increased from time to time by Licensor upon notice to Licensee.

          c.    Insurance described in Subsections (a) and (b) of this
                Section 9 shall be maintained by Licensee throughout the term of this Agreement. Upon Licensee's default in obtaining or delivering any such policy or certificate of insurance or Licensee's failure to pay the premiums therefore, Licensor may (but shall not be obligated to) secure or pay the premium for any such policy and charge Licensee the cost of such premium.

     10. LIENS - Licensee shall be responsible for the satisfaction or payment of any liens for any provider of work, labor, material or services claiming by, through or under Licensee. Licensee shall also indemnify, hold harmless and defend Licensor against any such liens, including the reasonable fees of Licensor's attorneys. Such liens shall be discharged by Licensee within thirty (30) days after notice of filing thereof by bonding, payment or otherwise, provided that Licensee may contest, in good faith and by appropriate proceedings any such liens.

     11. PERFORMANCE OF WORK - Licensee may contract or subcontract any portion of work contemplated by this Agreement to any person or entity competent to perform such work and insured as provided above. In no event shall such subcontract relieve Licensee of any of its obligations under this Agreement.

     12. EVENTS OF DEFAULT - Each of the following occurrences shall constitute an "Event of Default" under this Agreement:

          a. Breach by either party of any material provision of the Agreement.

          b. If Licensee abandons or deserts its equipment of the Conduit during the Term hereof or Licensee removes its equipment from the Buildings (and does not replace or substitute equipment).

          c. Interference caused to pre-existing telecommunications facilities by the installation, operation, maintenance, replacement or repair of Licensee's equipment, or the Conduit.

     13. TERMINATION REMEDIES - Upon occurrence of an Event of Default, the non-defaulting party shall give written notice to the defaulting party, setting forth the nature of the Default. The defaulting party shall have thirty (30) days to cure such Default. If the defaulting party shall have failed to cure the

          Default within the applicable cure period, the non-defaulting party may elect to terminate this Agreement, whereupon Licensee shall remove its equipment and the Conduit from the Property and the Buildings in a neat and orderly manner and as of the date of such removal neither party shall have any claims against the other, except for claims that may have arisen prior to such termination and this Agreement shall be deemed terminated and of no force and effect.

     14. ASSIGNMENT - Licensee shall not assign or transfer this Agreement without the written consent of the Licensor, which consent will not be unreasonably withheld or unduly delayed; except that upon written notice to the Licensor, Licensee may, without obtaining Licensor's prior consent, make such assignment to:

          a. any firm or corporation which Licensee controls, is controlled by or is under common control with;

          b.    any partnership in which Licensee has a controlling interest;
                or

          c. to any entity which succeeds to all or substantially all of Licensor's assets whether by merger, sale or otherwise, provided that the assignee assumes in full the obligation of Licensee under this Agreement.

     15. NOTICE - Every notice required or permitted hereunder shall be in writing and shall be deemed to have been duly given three (3) business days after mailed by certified or registered mail, return receipt requested, to the party's address set forth in the introductory paragraph of the Agreement. Either party may change its address for the purpose of notice hereunder by providing the other party with notice of the new address.

     16. GOVERNING LAW - This Agreement shall be governed by and construed under the laws of the Commonwealth of Pennsylvania.

     17. RECORDING - This Agreement shall not be recorded in any public office.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.



                                           WEST VALLEY BUSINESS TRUST

                                           By:
                                              -----------------------
                                              Name:
                                              Title:

                                              an officer and not individually



                                           METROPOLITAN FIBER SYSTEMS
                                           OF PHILADELPHIA, INC.
                                           a Delaware corporation

                                           By:
                                              -----------------------
                                              Name:
                                              Title:

                                           Attest:
                                                  -------------------
                                                    [Corporate Seal]

Map of
Outside Plant Facility
Proposal-Infonautics
900 West Valley Rd
Ste 900 4/29/96
Dwg 2 of 2

Map of
Outside Plant Facility
Proposal-Infonautics
900 West Valley Rd
Ste 900 4/29/96
Dwg 1 of 2

                            FIFTH AMENDMENT OF LEASE


     THIS AMENDMENT, made and entered into as of April 18, 1996, by and between WEST VALLEY BUSINESS TRUST ("Landlord") and INFONAUTICS CORPORATION, a Pennsylvania corporation ("Tenant").

     WHEREAS, by lease dated June, 1994 (the "Initial Lease"), Landlord leased to Tenant and Tenant leased from Landlord a portion of a building located at 900 West Valley Road, Wayne, Pennsylvania, consisting of 7,756 square feet of space in building 900 as more particularly described in the Lease (the "Original Premises").

     WHEREAS, by that certain first amendment to lease dated January, 1995 the ("First Amendment") Landlord leased to Tenant an additional (i) 1,522 square feet of space in Building 1000 as more particularly described in the First Amendment ("First Expansion Space"), and (ii) 1,247 square feet of space in Building 1000 as more particularly described in the First Amendment ("Second Expansion Space").

     WHEREAS, by that certain second amendment to lease dated June 30, 1995 (the "Second Amendment") Landlord leased to Tenant an additional 5,462 square feet of space in Building 1100 more particularly described in the Second Amendment ("Third Expansion Space"), and Landlord and Tenant extended the Initial Term Expiration Date to July 31, 2000.

     WHEREAS, by that certain third amendment to lease dated as of November 13, 1995, Landlord leased to Tenant Suite 1101 consisting of approximately 1,509 square feet of space in Building 1100 as more particularly described in the Third Amendment ("Fourth Expansion Space").

     WHEREAS, by that certain fourth amendment to lease dated as of May 22, 1996, Landlord and Tenant agreed to the terms of a utility access agreement.

     WHEREAS, pursuant to the terms of the Third Amendment, the Initial Lease was amended to redefine the term "Demised Premises" to include the Original Premises, the First Expansion Space, the Second Expansion Space, the Third Expansion Space and the Fourth Expansion Space thereby increasing the total square footage of the Demised Premises to 17,496 square feet and the Tenant's Proportionate Share to 10.83%.

     WHEREAS, Tenant desires to lease from Landlord and Landlord desires to lease to Tenant Suites 801, 802 and 804 consisting of approximately 3,544 square feet of space in Building 800 as more particularly outlined on Exhibit "A" attached hereto ("Fifth Expansion Space") under the terms and conditions set forth herein.

     NOW THEREFORE, in consideration of the sum of $1.00, in hand well and truly paid, and other good and valuable consideration, the receipt of which is hereby acknowledged, and in further consideration of the mutual premises and covenants herein contained, the parties, intending to be legally bound, agree:

     1. The Initial Lease, as amended, is sometimes referred to herein as the "Lease." All other capitalized terms used in this Amendment shall have the same meanings as assigned to them in the WHEREAS clauses of this Amendment or the Lease, unless otherwise specifically noted. The provisions of the WHEREAS clauses are incorporated herein as if fully set forth.

     2. Commencing on the Fifth Expansion Space Commencement Date, as defined in paragraph 3b below, the Lease is amended to redefine the term "Demised Premises" to include the Original Premises, the First Expansion Space, the Second Expansion Space, the Third Expansion Space, and the Fourth Expansion Space for all purposes, provided that the following provisions shall apply to the Fifth Expansion Space only notwithstanding any contrary provisions of the Lease: (i) the term of the lease of Fifth Expansion Space shall be five (5) years, terminating at 12:00 a.m. on the day before the fifth (5th) anniversary of the Fifth Expansion Space Commencement Date (and accordingly the lease of the Fifth Expansion Space shall continue after the July 31, 2000 Expiration Date of the lease of the First Expansion Space, the Second Expansion Space, the Third Expansion Space and the Fourth Expansion Space, determined without regard to the Extension Option with respect to such portions of the Demised Premises); (ii) the Extension Option provided in the Initial Lease shall not apply to the Fifth Expansion Space; (iii) the first and second termination options provided in the Initial Lease shall not apply to the Fifth Expansion Space, provided, however, that Tenant shall have the option to terminate the lease of the Fifth Expansion Space effective the day before the fourth (4th) anniversary of the Fifth Expansion Space Commencement Date, provided Tenant gives Landlord written notice of its election to terminate at least six (6) months prior to such termination date, and provided Tenant pays a termination fee to Landlord with said notice of $16,834; (iv) Tenant's Proportionate Share with respect to the Fifth Expansion Space only shall be 2.19% (3,544/161,519 sq. ft.); and (v) Base Rent for the Fifth Expansion Space shall be $55,818.00 per year, payable in advance in equal monthly installments of $4,651.50.

     3.   Landlord's Work.

          a. Landlord hereby convenants and agrees with Tenant that Landlord shall: (1) cause an architect selected by Landlord to consult with Tenant concerning Tenant's construction improvement needs for occupancy of the Fifth Expansion Space and to prepare architectural, electrical and mechanical construction drawings, plans and specifications necessary to construct the improvements, subject to approval by Landlord and Tenant (as approved, the "Tenant Plans") to be made to the Fifth Expansion Space; (2) cause a contractor or contractors selected by Landlord to construct the improvements in the Fifth Expansion Space pursuant to the Tenant Plans with the objective of completing Landlord's Work not later than July 15, 1996 (the "Fifth Expansion Space Target Commencement Date"). Landlord's obligations under the preceding clauses (1) and (2) are sometimes herein referred to together as "Landlord's Work". Tenant shall not request, nor shall Landlord have any obligation to approve, improvements that are not consistent with the quality of tenant improvements in the Building and class "A" general office space. Landlord's Work shall not include furniture and similar items not customarily included in "tenant improvements". Landlord's Work shall be performed at Landlord's cost and expense, not to exceed the amount of the $23,036 (the "Tenant Allowance"). In the event that (i) the costs of Landlord's Work exceed the Tenant Allowance, or (ii) Tenant requests changes in the Tenant Plans or Landlord's Work, which Landlord approves, and which increase the cost of Landlord's Work, and if such change or changes increase the cost of Landlord's Work to an amount in excess of the Tenant Allowance, the costs in excess of the Tenant Allowance shall be paid promptly by Tenant as additional rent hereunder. Tenant shall respond to any request from Landlord or Landlord's architect or contractor for approvals, authorizations to proceed or information in connection with Landlord's Work within two (2) business days of a request.

          b. The Fifth Expansion Space shall be deemed ready for occupancy and Landlord's Work shall be deemed to have been substantially completed on the date that: (i) Landlord's Work is complete except that minor or insubstantial details of construction, mechanical adjustment, or decoration remain to be performed, the non-completion of which do not materially interfere with Tenant's use of the Fifth Expansion Space; and (ii) all certificates of occupancy necessary for Tenant's occupancy of the Fifth Expansion Space have been issued. Landlord shall provide copies of such certificates of occupancy to Tenant upon request. Landlord shall provide Tenant with notice of Landlord's substantial completion of Landlord's Work. Except as hereinafter provided, the Fifth Expansion Space Commencement Date of this Lease shall be the day that Landlord provides such notice. If Landlord's Work requires any specialized permits or approvals due to the nature of Tenant's use of specialized needs, Tenant shall be responsible for and shall obtain all such permits and approvals. At or prior to the Fifth Expansion Space Commencement Date, representatives of Landlord and Tenant shall inspect the Fifth Expansion Space and shall cooperate in producing and signing a punch list identifying Landlord's Work which has either not been completed or which has not been completed properly, and Landlord shall cause all items on such agreed punch list to be diligently completed or corrected, but such items shall not cause a postponement in the Fifth Expansion Space Commencement Date.

          c. If the occurrence of the conditions listed in subsection b. above, and thereby the making of the Fifth Expansion Space ready for occupancy, shall be delayed due to:

          i. Failure of Tenant to respond to any request from Landlord or Landlord's architect or contractor for approvals, authorizations to proceed or information in connection with the Tenant Plans and Landlord's Work within two (2) business days of a request; or

          ii. Changes in Landlord's Work which are requested by Tenant and approved by Landlord; or

          iii. Any other negligent or wrongful act or omission of Tenant or any of its employees, agents or contractors, then the Fifth Expansion Space shall be deemed ready for occupancy on the date when they would have been ready but for such delay (certified to Tenant in writing by Landlord's architect), and the Date of Substantial Completion shall be deemed to occur on such earlier date.

          d. If and when Tenant shall take actual possession of the Fifth Expansion Space, it shall be conclusively presumed that the same was in satisfactory condition as of the date of such taking of possession, unless within twenty (20) days after such date Tenant shall give Landlord notice specifying the respects in which the Fifth Expansion Space was not in satisfactory condition.

          e. If Landlord shall be unable to give possession of the Fifth Expansion Space on the Fifth Expansion Space Target Commencement Date by reason of the holding over or retention of possession of any tenant or occupant, or if repairs, improvements or decoration of the Fifth Expansion Space are not completed, or for any other reason, Landlord shall not be subject to any liability for the failure to give possession on said date. Instead, Landlord shall use reasonable efforts to provide possessions of the Fifth Expansion Space as soon as possible after the Fifth Expansion Space Target Commencement Date. No such failure to give possession on the Fifth Expansion Space Target Commencement Date shall in any other respect affect the validity of this Lease or the obligation of Tenant hereunder.

          f. By taking possession of the Fifth Expansion Space, Tenant shall be deemed to have accepted the Fifth Expansion Space as being in good sanitary order, condition and repair, except for the deficiencies identified in writing by Tenant as provided in subsection d. above. Tenant shall, at Tenant's sole cost and expense, keep the Fifth Expansion Space and every part thereof in good condition and repair, damage thereto from fire or other casualty and ordinary wear and tear, condemnation, and from the negligence or misconduct of Landlord, its agents, employees, invitees, contractors, subcontractors, and others for whom Landlord is legally responsible, alone excepted. Landlord shall have no obligation whatsoever to alter, remodel, improve, repair, decorate or paint the Fifth Expansion Space or any part thereof except as otherwise expressly provided herein or agreed upon in writing by Landlord, and the parties hereto affirm that Landlord has made no representations to Tenant respecting the condition of the Fifth Expansion Space or the Building except as specifically herein set forth in writing.

     4. Tenant and Landlord agree that Tenant has no further expansion options under the Lease, and that Tenant has no extension option with respect to the Fifth Expansion Space.

     5.   ALL TIMES HEREIN AND IN THE LEASE ARE AND REMAIN OF THE ESSENCE.

     6. Except as modified herein, all terms and conditions of the Lease shall remain in full force and effect. In the event of any inconsistency between the terms of this Amendment and the terms of the Lease, the terms of this Amendment shall prevail. The Lease and this Amendment represent the entire agreement between the parties relating to the lease of the Premises and shall supersede any other agreements, whether written or oral. There are no understandings, representations or warranties of any kind, pertaining to the lease of the Premises which are not expressly set forth in this Amendment and the Lease. ALL OF THE CONFESSIONS OF JUDGMENTS FOR DAMAGES AND POSSESSION CONTAINED IN THE LEASE ARE HEREBY RATIFIED, CONFIRMED AND RESTATED BY TENANT AND ARE INCORPORATED HEREIN BY REFERENCE AS THOUGH SET FORTH IN THEIR ENTIRETY.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals on the date first above mentioned.

                                       LANDLORD:

                                           WEST VALLEY BUSINESS TRUST

                                           By:  /s/ Robert W. Zwengler
                                              -----------------------
                                              an officer and not individually


                                       TENANT

                                           INFONAUTICS CORPORATION, a
                                           Pennsylvania corporation

                                           By:  /s/ Ronald A. Berg
                                              -----------------------
                                              Name:
                                              Title:

                                           Attest:  /s/ Donna Laquintano
                                                  -------------------
                                                   [Corporate Seal]

Map of
West Valley
Business Center



Site Plan Exhibit "A"